Exhibit 5

May 18, 2015
CBS Corporation
51 West 52nd Street
New York, NY 10019
Dear Ladies and Gentlemen:
I am the Executive Vice President, Deputy General Counsel and Secretary of CBS Corporation, a Delaware corporation (“CBS” or the “Company”). I am delivering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of CBS filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 30,000,000 shares of CBS’s Class B common stock, par value $0.001 per share (the “Shares”), to be issued under the CBS 401(k) Plan, as amended (the “Plan”).
In connection with the foregoing, I or members of my legal staff (my “Staff”) have examined the Registration Statement, the Plan, and the originals or copies certified to my or my Staff’s satisfaction, of such records, documents, certificates and other instruments as I or my Staff have deemed necessary or appropriate to enable me to render the opinion expressed below. As to questions of fact material to the opinion expressed below, I or my Staff have, when relevant facts were not independently established by me or them, relied upon certificates of officers of CBS or other evidence satisfactory to me or my Staff. In all such examinations, I or my Staff have assumed the genuineness of all signatures on original and certified documents, the legal capacity of all natural persons, the authenticity of all documents submitted to me or my Staff as original documents and the conformity to original or certified documents submitted to me or my Staff as copies.
I am a member of the bar of the State of New York, and the opinion expressed herein is limited to matters controlled by the federal securities laws of the United States and the General Corporation Law of the State of Delaware, and I do not express any opinion herein concerning any other law.
Based upon the foregoing, it is my opinion that the Shares have been duly authorized by CBS and, when issued and delivered by CBS in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Angeline C. Straka
Angeline C. Straka, Esq.